Exhibit 10.4

CIRRUS LOGIC, INC.

2006 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

FOR EMPLOYEES IN THE UNITED KINGDOM

This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the related Notice of Grant of Stock Option (“Notice of Grant”) by and between Cirrus Logic, Inc., a Delaware corporation (the “Company”), and you as the Holder named in the Notice of Grant (“Holder”):

WHEREAS, the Company, so long as you continue in service to the Company or its Affiliates in the capacity of Employee (“Service”) and continue to materially contribute to the success of the Company, agrees to grant you an option to acquire an interest in the Company through the purchase of shares of common stock of the Company;

WHEREAS, the Company adopted the Cirrus Logic, Inc. 2006 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant stock options to certain employees and service providers of the Company and its Affiliates;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan; and

WHEREAS, you desire to accept the option created pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement and not in lieu of any salary or other compensation for your services to the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of the number of shares of Common Stock set forth in the Notice of Grant (the “Option Shares”), at the Exercise Price set forth in the Notice of Grant (the “Exercise Price”).

2. Exercise.

(a) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Agreement. Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares” in accordance with the vesting schedule set forth in the Notice of Grant, provided that you remain in the Service of the Company or its Affiliates until the applicable dates set forth therein. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share. For administrative or other reasons, the Company may from time to time suspend the ability to exercise options for limited periods of time, and the Committee may provide for reasonable limitations on the number of requested exercises during any monthly or weekly period.

(b) Any exercise of the Option by you shall be made by delivery to the Company’s stock plan administrator of (i) a completed notice of exercise in such form as may be prescribed by the Committee, which shall specify the number of Option Shares in respect of which the Option is being exercised and such other information and/or representations as may be required by the Committee, and (ii) payment of the aggregate Exercise Price for the Option Shares purchased pursuant to the exercise.

(c) Payment of the Exercise Price may be made, at your election, with the approval of the Company, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price (provided that such Common Stock used for this purpose must have been held by you for such minimum period of time as may be established from time to time by the Committee), (iii) through a “cashless exercise” in accordance with a Company established policy or program for the same, or (iv) any combination of the foregoing.

(d) If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the Service of the Company, provided that, except as otherwise determined by the Committee, rights to the Option will be limited to the extent to which those rights were earned or vested when the leave of absence began.

(e) The Option shall in all events terminate at the close of business on the Expiration Date set forth in the Notice of Grant (the “Expiration Date”).

3. Effect of Termination of Service on Exercisability. Except as provided in Section 10, this Option may be exercised only while you remain in the Service of the Company or any Affiliate and will terminate and cease to be exercisable upon termination of your Service, except as follows:

(a) Termination on Account of Disability. If your Service with the Company or any Affiliate terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by you (or your estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) at any time during the period ending on the earlier to occur of (i) the date that is twelve (12) months following such termination, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date your Service so terminates. You will not be considered to have terminated your Service by reason of disability unless you furnish proof of such impairment sufficient to satisfy the Committee in its discretion.

(b) Termination on Account of Death. If your Service with the Company or any Affiliate terminates by reason of your death, your estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death, may exercise this Option at any time during the period ending on the earlier to occur of (i) the date that is twelve (12) months following your death, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date of your death.

(c) Termination not for Cause. If your Service with the Company or any Affiliate terminates for any reason other than as described in Sections 3(a) or (b), unless such Service is terminated for Cause (as defined below), this Option may be exercised by you at any time during the period ending on the earlier to occur of (i) the date that is three (3) months following your termination, or (ii) the Expiration Date, or by your estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) during a period of twelve (12) months following your death if you die during such three-month period, but in each such case only to the extent this Option was exercisable for Vested Shares as of the date of your termination. “Cause” means “cause” as defined in your employment agreement, if any, with the Company or an Affiliate, or in the absence of such an agreement or such a definition, “Cause” will mean a determination by the Committee that you (A) have engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (B) have failed to satisfactorily perform your duties and responsibilities for the Company or any Affiliate, (C) have been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (D) have engaged in negligence or willful misconduct in the performance of your duties, including but not limited to willfully refusing without proper legal reason to perform your duties and responsibilities, (E) have materially breached any corporate policy or code of conduct established by the Company or any Affiliate as such policies or codes may be adopted from time to time, (F) have violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information or inventions agreement, or any other agreement between you and the Company or any Affiliate related to your Service with the Company or any Affiliate, or (G) have engaged in conduct that is likely to have a deleterious affect on the Company or any Affiliate or their legitimate business interests, including but not limited to their goodwill and public image.

4. Non-Transferability. The Option, and any rights or interests therein, may not be transferred in any manner except by will or the laws of descent and distribution or to the extent approved by the Committee in accordance with the terms of the Plan.

5. Nature of Grant. In accepting the grant of this Option, you acknowledge:

(a) the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to any such future option grants, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with your employer (“the Employer”) and shall not interfere with the ability of the Employer to terminate your employment relationship at any time with or without cause;

(e) your participation in the Plan is voluntary;

(f) this Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any;

(g) this Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(h) this Option is not granted as compensation or as a bonus for past services;

(i) in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive options and vest in this Option, if any, will terminate effective as of the date you are no longer actively employed regardless of any reasonable notice period mandated under local law; furthermore, in the event of termination of employment (whether or not in breach of local labor laws), your right to exercise this Option after termination of employment will be measured by the date of termination of your active employment and will not be extended by any reasonable notice period mandated under local law; the Committee shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Option grant;

(j) this Option has been granted to you in your status as an employee of the Employer, and, in the event the Employer is not the Company, this Option grant can in no event be understood or interpreted to mean the Company is your employer or that you have an employment relationship with the Company; and furthermore, this Option grant will not be interpreted to form an employment contract with the Employer or the Company;

(k) the future value of the underlying Option Shares is unknown and cannot be predicted with certainty;

(l) if the underlying Option Shares do not increase in value, this Option will have no value; and

(m) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or the underlying Option Shares for any reason whatsoever, and you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing or accepting this Agreement, you will be deemed irrevocably to have waived your entitlement to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

6. Responsibility for Taxes. Regardless of any action the Company or the Employer takes with respect to any and all income tax, social insurance (including Primary or Secondary Class 1 National Insurance Contributions), payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you hereby acknowledge and agree that the ultimate liability for any and all Tax-Related Items is and remains your responsibility and liability and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option grant, including the grant, vesting or exercise of the Option and the subsequent sale of the Option Shares; and (b) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.

Prior to exercise of this Option, you shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer or from proceeds of the sale of Common Shares upon exercise of the Option. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for the sale of Common Shares that you acquire to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold in Common Shares, provided that the Company only withholds the amount of Common Shares necessary to satisfy the minimum withholding requirement. Any estimated withholding which is not required in satisfaction of any Tax-Related Items will be repaid to you by the Company and/or Employer within a reasonable time and without interest. Finally, you shall pay to the Company and/or the Employer any amount of any Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Option Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise of the Option if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Section.

7. Joint Election. You consent and agree to satisfy any liability for any Secondary Class 1 National Insurance Contributions (“Employer NICs”) that may be payable by the Company and/or the Employer in connection with the Option, including, without limitation, on the exercise, assignment or release of the Option, the acquisition of Common Shares pursuant to the exercise of the Option, and the receipt of any other benefit in money or money’s worth in connection with the Option. You further consent and agree that the exercise of the Option is conditioned on you entering into a joint election with the Company and/or the Employer (the “Election”), the form of such Election being formally approved by HM Revenue and Customs, and such approval remaining in force to provide for the transfer of Employer NICs. You also agree that the Company and/or the Employer may collect the Employer NICs from you by any of the means set forth in Section 6 above. You agree that if any other consents or elections are required by the Company and/or the Employer to accomplish the above, you will provide them promptly upon request. If you fail to execute the Election prior to the exercise of the Option and/or fail to ensure that it remains in force at the time of exercise, the Company may refuse to honor the exercise and refuse to deliver Common Shares to you.

8. Data Privacy Consent. YOU HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF YOUR PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, AND THE COMPANY AND ITS SUBSIDIARIES AND AFFILIATES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN.

YOU UNDERSTAND THAT THE COMPANY AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT YOU, INCLUDING, BUT NOT LIMITED TO, YOUR NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK

AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN YOUR FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN (“DATA”). YOU UNDERSTAND THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN YOUR COUNTRY, OR ELSEWHERE, AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN YOUR COUNTRY. YOU AUTHORIZE THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY. YOU UNDERSTAND THE DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE YOUR PARTICIPATION IN THE PLAN. YOU UNDERSTAND THAT YOU MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR WITHDRAW THE CONSENTS HEREIN BY CONTACTING IN WRITING YOUR EMPLOYER’S LOCAL HUMAN RESOURCES REPRESENTATIVE. YOU UNDERSTAND, HOWEVER, THAT WITHDRAWAL OF CONSENT MAY AFFECT YOUR ABILITY TO EXERCISE OR REALIZE BENEFITS FROM THIS OPTION.

9. Compliance with Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Common Stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (1) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (2) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

10. Extension if Exercise Prevented by Law. Notwithstanding Section 3, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 9, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise.

11. Status of Common Stock. With respect to the status of the Common Stock, at the time of execution of this Agreement you understand and agree to all of the following:

(a) You agree that the shares of Common Stock that you may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. You also agree that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate to assure compliance with applicable securities laws.

(b) You agree that (1) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (2) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

12. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it or the Employer to comply with any reporting or other requirement imposed upon the Company or the Employer by or under any applicable statute or regulation. You further agree to notify the Company upon any change in the residence address indicated on the Notice of Grant.

13. No Liability for Good Faith Determinations. The Company, the Employer, and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

14. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

15. No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

16. Company Records. Records of the Company and the Employer regarding your Service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

17. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

18. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

19. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

20. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware, without giving any effect to any conflict of law provisions thereof. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Texas and agree that such litigation shall be conducted only in the courts of Travis County, Texas, or the federal courts for the United States for the Western District of Texas, and no other courts.

21. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under the Plan or future options that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

22. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

23. Miscellaneous.

(a) This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

(b) The Option may be amended by the Board or by the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with your consent.

By your signature below, or by your electronic acceptance of this Agreement, you agree to all the terms and conditions of the Option, the Plan, and this Agreement. You acknowledge that you have had the opportunity to review the Plan and this Agreement in their entirety and to obtain the advice of counsel prior to executing this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Option, the Plan, or this Agreement.

AGREED AND ACCEPTED:

Signature of Holder

Printed Name of Holder

Date: